UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Devago Inc.

(Name of small business issuer in its charter)

Nevada		TBA
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Calle Dr. Heriberto Nunez #11A

Edificio Apt. 104

Dominican Republic

(tel. no. 809-994-4443)

(Address and telephone number of principal executive offices and principal place of business)

Copies to:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer     ☒  Smaller reporting Company

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.00001	15,000,000	$0.007 per share	$105,000	$12.20
TOTAL	15,000,000		$105,000

(1)

This registration statement covers the sale by us of up to an aggregate of 15,000,000 shares of its common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

DEVAGO INC.

15,000,000 Shares of Common Stock

$0.007 Per Share

This is the initial public offering of common stock of Devago Inc.  We are offering for sale a total of 15,000,000 shares of common stock at a fixed price of $0.007 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officer and director, Jose Armando Acosta Crespo, will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 15,000,000 shares registered or (iii) one year after the effective date of this prospectus.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").  Investing in our shares involves a high degree of risk.  BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

We are a development stage company with nominal operations and assets.  As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB or the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into our bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross Proceeds	$26,250	$52,500	$78,750	$105,000
Offering Expenses	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$6,250	$32,500	$58,750	$85,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, dated December __, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7

RISK FACTORS	8

USE OF PROCEEDS	18

DETERMINATION OF OFFERING PRICE	19

DILUTION	19

PLAN OF DISTRIBUTION	20

LEGAL PROCEEDINGS	21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22

DESCRIPTION OF SECURITIES	23

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	24

INTERESTS OF NAMED EXPERTS	26

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	26

DESCRIPTION OF BUSINESS	27

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION	31

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34

EXECUTIVE COMPENSATION	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36

FINANCIAL STATEMENTS	37

PROSPECTUS SUMMARY

Our Business

We are a development stage company and engaged in the creation of mobile software applications “Apps.” Our strategic initiative includes developing and marketing our current mobile application, as well as expanding our mobile application portfolio through the acquisition of third party mobile applications and mobile application development companies. We plan to derive revenue by way of the sale and licensing of our developed and acquired mobile applications, as well as sale of in-app advertising.

Being a development stage company, we have no revenues and have limited operating history. We were incorporated in Nevada on September 8, 2014. Our principal executive office is located at Calle Dr. Heriberto Nunez #11A, Edificio Apt. 104, Dominican Republic. Our phone number is 809-994-4443.

Our financial statements for the period from September 8, 2014 (date of inception) to November 30, 2014, report no revenues and a net loss of $5,000.  As of November 30, 2014 we had $15,000 in cash on hand.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  If we are unable to obtain additional funds our business may fail.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.  We require minimum funding of $26,250 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $26,250, our business may fail.  Even if we raise $105,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering

Common Stock Offered	Up to 15,000,000 shares at $0.007 per share

Common Stock Outstanding after the Offering	35,000,000 shares

Use of Proceeds

If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $85,000. We intend to use these net proceeds to execute our business plan.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering

The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 15,000,000 shares registered or (iii) one year after the effective date of this prospectus.

No Symbol for Common Stock	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCBB or OTCQB through a market-maker. There is no guarantee that a market-maker will agree to assist us.

Summary Financial Information

Balance Sheet Data	As of November 30, 2014
Cash	$15,000
Total Assets	$15,000
Liabilities	$0
Total Stockholder’s Equity	$15,000
Statement of Operations	For the Period from Inception to November 30, 2014
Revenue	$0
Net Profit (Loss) for Reporting Period	($5,000)

References in this prospectus to “Devago Inc.” “we,”  “us,” and “our” refer to Devago Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated December 30, 2014 have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $26,250 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful.  You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business.  There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $26,250 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

We intend to partner with online mobile application retailers to market and distribute our products and thus to generate our revenues. The loss of, a change in or the failure to create any significant relationships with online mobile application retailers would cause us to lose access to their subscribers and thus not achieve or maintain revenues.

Apple’s “App Store” and Android App stores are the primary distribution, marketing, promotion and payment platform for our future mobile Apps. We anticipate generating a substantial proportion of our revenue from the sale of mobile Apps through these platforms and any deterioration in our anticipated relationship with Apple or Android App stores would harm our business and adversely affect the value of our stock.

We are subject to Apple and Android stores’ standard terms and conditions for application developers, which govern the promotion, distribution and operation of mobile Apps on their platforms. Our business would be harmed if:

▪  Apple or Android Stores discontinue or limit access to their platform by us and other App developers;

▪  Apple or Android Stores modify their terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or Apple or Android Stores change how the personal information of its users is made available to application developers on their respective platforms or shared by users;

▪  Apple or Android Stores establish more favorable relationships with one or more of our competitors; or

▪  Apple or Android Stores develop their own competitive offerings.

If Apple or Android Stores lose their market position or otherwise fall out of favor with mobile users, we would need to identify alternative channels for marketing, promoting and distributing our Apps, which would consume substantial resources and may not be effective. In addition, Apple or Android Stores have broad discretion to change their terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us. Any such changes in the future could significantly alter how our App users experience our Apps or interact within our Apps, which may harm our business.

We may not be able to develop, establish and maintain our applications on all mobile operating systems.

We intend to ensure that our applications are compatible with as many mobile operating systems as possible, however, each operating system has different technical requirements. Whether our applications are adapted to support a particular operating system will depend on the size of the user base and whether a distribution agreement is in place. Some operating systems may not have a sufficiently large or desirable user base to off-set the cost of adaptation.

Equally, the operating systems are undergoing constant refinement and improvement. Significant changes to an operating system may prevent our applications from working properly, or at all. If we are unable to adapt or maintain our applications on an operating system, the user base will not be able to run our applications or view our content.  This could adversely affect our business and results of operations, thereby impacting the value of any investment you may make in our securities.

The mobile applications industry is and will likely continue to be characterized by rapid technological changes which will require us to develop new enhancements or versions of our proposed products or could even render our proposed products obsolete.

The market for content and applications for mobile devices is characterized by rapid technological changes with frequent variations in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices. Products using emerging industry standards could make our proposed products less attractive.

Our success will depend in part on our ability to enhance our proposed products, develop or incorporate new technologies, respond to emerging industry standards and practices and license leading technologies that will be useful in our business in a cost effective manner. We may not be able to successfully use new technologies or adapt our current technologies to new customer requirements or emerging industry standards. The introduction of new products embodying new technologies or the emergence of new industry standards could render our proposed products obsolete, unmarketable or uncompetitive.

Furthermore, our competitors may have access to technology not available to us, which may enable them to produce products of greater interest to consumers at a more competitive price. Failure to respond in a timely and cost-effective manner may result in serious harm to our business and operating results. Consequently, our success will depend on our ability to develop and market products that respond to technological advances, evolving industry standards and changing consumer preferences in a timely manner.

If we fail to generate revenues through the sale of advertising, our business plan may not be successful.

We expect to monetize our apps through the sale of advertising, initially, through mobile advertising aggregators, and as we grow our product line, through broker advertising agreements with ad agencies and direct agreements with interested companies. If we are unable to actualize this aspect of our strategy, we may not be able to generate sufficient revenues to grow our business as we have planned.

Our growth prospects will suffer if we are unable to develop successful apps for mobile platforms.

Developing apps for mobile platforms is an important component of our strategy. We have devoted and we expect to continue to devote substantial resources to the development of our mobile apps, and we cannot guarantee that we will continue to develop such apps that appeal to consumers. The uncertainties we face include:

▪  we have relatively limited experience working with mobile platform providers and other partners whose cooperation we may need in order to be successful;

▪  we may encounter difficulties getting new apps and apps updates accepted by consumers; and

▪  we may encounter difficulty in developing new apps or redesigning existing Apps for mobile platforms that a sufficient number of consumers will pay for or will support.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop commercially viable apps. If we do not succeed in doing so, our growth prospects will suffer.

Actual or perceived security vulnerabilities in mobile devices could negatively affect our business.

The security of mobile devices and wireless networks is crucial to our business. Viruses, worms and other malicious software programs that attack mobile devices and wireless networks have been developed and deployed.  Security threats could lead some mobile subscribers to reduce or delay their purchases of mobile content and applications in an attempt to minimize the threat. Wireless carriers and device manufacturers may also spend more on protecting their devices and networks from attack. This could delay adoption of new mobile devices which tend to include more features and functionalities that facilitate increased use of mobile content and applications. In any such instance, actual or perceived security threats and the reactions to those threats could negatively affect our results of operations.

Failure of third-party service providers upon which we rely could adversely affect our business and result in the loss of your investment.

We may rely on certain third-party service providers, to provide the programming and additional technical and artistic services for the products we create.  Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Because a substantial portion of our revenues would be derived from third party online mobile application retailers, if any of our significant online mobile application retailers are unable to fulfil its payment obligations, our financial condition and results of operation would suffer.

If any of our future customers are unable to fulfill their payment obligations to us under their contracted agreements, our revenues and cash flows could decline significantly and our financial condition could be harmed. In addition, disruptions in national and international credit markets may lead to a scarcity of credit, tighter lending standards and higher interest rates on consumer and business loans.  A continued disruption in credit markets may materially limit consumer credit availability and restrict credit availability of mobile operators, which may also impact their ability to fulfill their payment obligations.

We operate in a digital content market where piracy is widespread.

Our business strategy is based upon users paying for access to our content or downloads of our applications. If users believe they can access the same or similar content for free via other means including piracy, they may be unwilling to pay for our proposed products. If users are able to obtain our content or download our applications without paying for them, our business and results of operations will be adversely affected.

We operate in a highly competitive environment and if we are unable to compete with our competitors, our business, financial condition, results in operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment.  The mobile application industry is highly competitive, with low barriers to entry and we expect more companies to enter the sector and a wider range of mobile apps and related products and services to be introduced. Our competitors that develop apps vary in size and include both publicly-traded companies and privately-held companies. These companies may already have an established market in our industry, may have significantly greater financial and other resources than us and may have been developing their products and services longer than we have been developing ours. This highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. It is also likely that we may be forced to lower the prices of our Apps to keep up with competition, which will affect our ability to be profitable.

Defects in our mobile apps may adversely affect our business.

Tools, code, subroutines and processes contained within our mobile apps may contain defects when introduced and also when updates and new versions are released. Our introduction of mobile apps with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Failure by us to maintain the proprietary nature of our technology and intellectual property could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any proprietary protections we hold may not be broad enough to protect our mobile software applications. In addition, our proprietary protections may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that we may infringe upon third party patents or trademarks of others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to ours, or become available in the market at a lower price.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results and stock price.

There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our proprietary protections or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our proprietary protections.

We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we are unable to manage future growth effectively, our business, results of operations and financial condition could be adversely affected.

We hope and expect to grow rapidly, both in the rate of our sales and operations and the number and complexity of our proposed products, product distribution channels, and product development activities.

Our growth, coupled with the rapid evolution of our markets, will place significant strains on our administrative, operational, technical, and financial resources and increase demands on management, procedures, and controls.

Among other things, we will be required to constantly update our software and products as new devices and technologies come on the market. If we are unable to keep our offerings up to date, we could lose return customers, generate negative reviews in social media and suffer losses of revenues.  We also don’t know if we will be able to afford to continue to upgrade our product offerings, as and when required.

Equally, our performance, reliability and availability require that we have adequate capacity in our systems to cope with the volume of traffic. As our operations grow in size and scope, we will need to improve and upgrade our systems and infrastructure to offer our customers speedy service, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources as the volume of our sales rises.

Any such failures could result in a loss of customers and could harm our reputation, results of operations, possible revenues and a total loss to you of any investment you make in our shares.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Jose Armando Acosta Crespo, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in technical fields. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, especially software engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified software engineering and marketing personnel in the locations where we principally operate. The loss of the services of any key software engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments.  We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies.  If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly.  In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Jose Armando Acosta Crespo, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 100% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 57%.  He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Crespo’s interests may not necessarily be in the best interests of the shareholders in general.

We may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our financial results.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to Internet commerce. However, due to the increasing popularity and use of mobile applications, it is possible that a number of laws and regulations may become applicable to us or may be adopted in the future with respect to mobile applications covering issues such as: user privacy; taxation; right to access personal data; copyrights; distribution; and characteristics and quality of services.

The applicability of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, encryption, taxation, libel, export or import matters and personal privacy to mobile applications is uncertain. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our Apps or custom development services, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

Because we are considered to be a “shell company” under applicable securities laws, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. As a result, investors may not be able to resell our shares and could lose their entire investment.

We are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are considered to be a “shell company” under applicable securities laws, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 Safe Harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i).

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Pursuant to Rule 144, one year must elapse from the time a "shell company" ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪  submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

▪  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

 In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Because our principal assets will be located in the Dominican Republic, outside of the United States, and Jose Armando Acosta Crespo, our sole officer and director, resides outside of the United States, it may be difficult for investors to enforce any rights based on U.S. Securities Laws against us and/or Mr. Crespo, or to enforce a judgment rendered by a court in the United States against us and/or Mr. Crespo.

Our principal operations and assets are located in the Dominican Republic, outside of the United States, and Jose Armando Acosta Crespo, our sole officer and director, is a non-resident of the United States he is a resident of the Dominican Republic. Therefore, it may be difficult to effect service of process on Mr. Crespo in the United States, and it may be difficult to enforce any judgment rendered against Mr. Crespo. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Crespo, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of the Dominican Republic may render that investor unable to enforce a judgment against the assets of Mr. Crespo. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because our current sole officer and director devotes a limited amount of time to our company, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Jose Armando Acosta Crespo, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Crespo to our company could negatively impact our business development.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no minimum number of shares that have to be sold in order for this offering to proceed.

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCBB or OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new products and services by us or our competitors;
  government regulation of our products and services;
  the establishment of partnerships with other technology companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

We expect that the net proceeds of this offering, $85,000, will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan for the next twelve months.   If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all.  Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold.  Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

 Investors purchasing common stock less than our 25% ($6,250 net after offering cost of $20,000) threshold of the offering may lose their entire investment.

We may fail and cease operations all together if 25% or $26,250 of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 25% threshold is made.

 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus.  However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•         the delivery of standardized risk disclosure documents;

•         the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

•         written determination that the penny stock is a suitable investment for purchaser;

•         written agreement to the transaction from purchaser; and

•         a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

USE OF PROCEEDS

The net proceeds to us from the sale of the shares of common stock offered are estimated to be approximately $85,000 if all shares in this offering are sold, provided the offering expenses are $20,000.

The following table shows our use of net proceeds if 25%, 50%, 75%, and 100% of the shares are sold. There can be no assurance that any shares will be sold in this offering.  We intend to raise $105,000 selling 15,000,000 shares of our common stock at $0.007 per share.

	25%	50%	75%	100%

Gross Offering	$26,250	$52,500	$78,750	$105,000
Commissions(1)	$0	$0	$0	$0
Offering Expenses(2)	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$26,250	$52,500	$78,750	$105,000
USE OF NET PROCEEDS
Legal and accounting(3)	$25,000	$25,000	$25,000	$25,000
Sales and Marketing (4)	$0	$6,000	$17,250	$25,000
Product Development(5)	$0	$10,000	$25,000	$25,000
Website Development(65)	$0	$10,000	$10,000	$10,000
Working capital (7)	$1,250	$1,500	$1,500	$20,000
Total

(1)     Commissions: There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock.  However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

(2)     Offering Expenses: we have available funds to cover the offering expenses from the sale of stock to our officer and director of $20,000.

(3)     Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our future needs.

(4)     Sales and Marketing: A portion of the proceeds will be used to pay Sales and Marketing expenses to include sales rep commissions, advertising, PR, promotional and marketing material and media.

(5)     Product Development: A portion of the proceeds will be used to continuously improve on the core technology used in our Apps and the ongoing funding of new product development.

(6)     Website Development: A portion of the proceeds will be used to develop our website.

(7)     Working Capital: A portion of the proceeds will be used for working capital needs.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.  If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.007 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.007 per share because we believe that the price of $0.007 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

The price of the current offering is fixed at $0.007 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception on September 8, 2014.  Jose Armando Acosta Crespo, our sole officer and director, paid $0.001 per share for the 20,000,000 common shares he owns.

As of November 30, 2014, the historical net tangible book value was $0.00075 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2014.

Assuming completion of the offering, there will be up to 35,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level		$105,000	$78,750	$52,500	$26,250
Offering price		$.007	$.007	$.007	$.007
Net tangible book value per common share before offering		$.00075	$.00075	$.00075	$.00075
Increase per common share attributable to investors		$.00265	$.00225	$.00165	$.00095
Pro forma net tangible book value per common share after offering		$.0034	$.003	$.0024	$.0017
Dilution to investors		$.0036	$.004	$.0046	$.0053
Dilution as a percentage of offering price	%	51%	57%	65%	75

PLAN OF DISTRIBUTION

We have 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  We are registering an additional 15,000,000 shares of our common stock for sale at the price of $0.007 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with our selling efforts in the offering, Jose Armando Acosta Crespo will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Crespo is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Crespo will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Crespo is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Crespo will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Crespo will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through Mr. Crespo, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As Mr.  Crespo will sell the shares being offered  pursuant to this  offering, Regulation M prohibits us and our officers and  directors  from certain types of trading   activities   during  the  time  of  distribution  of  our  securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We will receive all proceeds from the sale of the 15,000,000 shares being offered. The price per share is fixed at $0.007 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB or OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by us must be made at the fixed price of $0.007 per share.

We will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.007 per share.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 15,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 15,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

▪  execute and deliver a subscription agreement; and

▪  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Devago Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The current executive officers and directors of our company are as follows:

Name	Age	Position	Director Since
Jose Armando Acosta Crespo	33	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director	September 8, 2014

Jose Acosta, age 33, has seven (7) years’ experience as a business developer, quality consulting and project management. From November 2010 to February 2012 Mr. Acosta was the Director of Technology in Santo Domingo, Dominican Republic for Servicio de Transacciones Seguras STS, a high-tech solutions company. In November of 2012, he formed and developed DIACO Business SRL dba DIACO Events, a private and corporate event management and event planning services firm.  From August 2013 to November 2014, Mr. Acosta worked for an IT Department as a Continuous Improvement & Project Manager Consultant in Santo Domingo, Dominican Republic for Nearshore Call Center Services, a BPO company in the call center industry.

Mr Acosta holds a Bachelor’s Degree in Business Administration from the Instituto Tecnologico of Santo Domingo “INTEC.”

Mr. Acosta professional qualifications include a Business Process Management Certificate from Quality Point Business School of Santo Domingo, Dominican Republic.

Aside from that provided above, Mr. Crespo does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Acosta was appointed Director because of his experience in the field of high-tech solutions, strong entrepreneurial background which lead him to founding an event management company along with his solid business and marketing experience and education.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Mr. Crespo.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

We do not currently have an audit, compensation or nominating committee.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of December 30, 2014, there were 20,000,000 shares of our common stock issued and outstanding. Our shares are currently held by 1 stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)     The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)     The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)     Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)     Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)     Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)     Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)     The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)     Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants and Options

We do not have any outstanding warrants or options.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OCTBB and OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)     one percent of the total number of shares of our common stock outstanding; or

(2)     the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

At the present time, we are a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)     we would not be able to pay our debts as they become due in the usual course of business, or;

(2)     our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

KLJ & Associates, LLP, Certified Public Accountants and Advisors have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  KLJ & Associates, LLP has presented their report with respect to our audited financial statements.  The report of KLJ & Associates, LLP is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

We are a development stage company in the business of acquiring, developing, marketing and selling our mobile application software. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

  Formation of the company;
  Development of our business plan;
  Building an online presence;
  Design and development of our initial mobile application

We expect that Apple and Android online App stores will be the primary distribution, marketing, promotion and payment platform for our mobile Apps.  Operations will also take place through our company website “devagoinc.com,” which intends to serve as a multipurpose marketplace for the sale of our mobile applications.

Our planned website, devagoinc.com, is in the development stage. In addition, our product offering is also in the development stage. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities or debt financing to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We intend to meet our cash requirements for the next 12 months by generating revenue and through a combination of debt financing and equity financing. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $105,000 budget that we require to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our corporate, legal and accounting expenses. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity, which needs to be undertaken in the initial months is prerequisite for future operations.

Market Trends and Opportunity

It is still too early to predict the trajectory that apps will take in 2014; however, it is becoming clear - the mobile browser is taking a back seat to mobile apps. Analytics firm Flurry has published data on mobile usage by US consumers during Q1 2014. While users are spending more time on their devices (an average of 2 hours and 42 minutes per day, up four minutes on the same period last year), how they use that time has changed as well. Only 22 minutes per day are spent in the browser, with the balance of time focused on applications. This is a reality that enterprises around the world are now taking on in the development of their marketing and business strategies.

Devago believes the mobile channel is opening up new ways for companies to nurture customer relationships in ways not possible in the past. Via the deployment of strategic apps, mobile presents businesses with a unique opportunity to engage customers with a product or service anytime, anywhere, in a manner that is specifically tuned to their individual needs. The mobile experience also delivers a rich set of analytics that provides hard-to-come-by insights into everything from a customer's buying behavior to his or her actual physical location, allowing companies to custom tailor the conversation while also setting the stage for interaction that is all about intention.

Mobile opens up a world of data that no other channel can provide, with access to a user’s on-the-go lifestyle, consumption habits, social, transactions and is the fabric to connecting to the world around us – it truly tells marketers who their consumer is. We believe that we have the expertise and keen eye for applications that facilitate mobile relationship marketing (MRM) as a critical area for companies to gain competency and competitive advantage. We endeavor to become one of leading mobile applications providers within the space of mobile relationship marketing.

The Graph above is a breakdown of the overall mobile advertising revenues spent versus time spent on Mobile.  Google accounts for 18% of time spent on Mobile and has a high market share in terms of ad revenues at 49.3% of advertising spent. The rest of the apps, including gaming apps, are simply not getting their fair share of advertising spent. The “other” apps command 65.3% of time spent but only receive 32% of ad revenues. We believe this represents a massive opportunity for applications to monetize through advertising.  Globally ad spend jumped by 105% in 2013. eMarketer also projects that the mobile ad market will grow 75% this year for a total of $31.5 billion, making the opportunity even bigger. Please note, while the foregoing industry predictions are based on publicly available third party industry reports, there are wide ranging variations in the predictions regarding the size of the future mobile applications market and undue reliance should not be placed on these statistics.

Current Product

Our primary products are mobile applications. We plan to develop internal mobile applications and also to acquire existing mobile applications (“apps”) that are complementary to our existing business and the breadth of our offerings. We intend to build a harmonious portfolio of apps that will service a wide range of industries and consumers. We currently have one application (Hotchek) in our portfolio.  Hotchek is a multi-use customizable application designed to enable users to easily engage their network audience with the use of highly interactive polls and surveys. Hotchek is currently in its final stages of development. We expect to complete Hotchek and ready it for commercial sale by summer 2015.

Aside from our internal applications, we plan to acquire Apps that are currently in development, as well as apps that are ready to be presented to the public. We plan to specialize in apps that are used to increase the customer connection, often with a social aspect; enable self-service; and obtain better information on customer preferences.

Revenue Generation

We plan to derive revenue by way of the sale of our developed and acquired mobile applications as well as through advertisement integration. We plan to use advertising integration in the free versions of our mobile applications that are downloaded by consumers/end users. We will also look to generate revenue from clients by sale of premium subscription packages that offer greater levels of usage or access to advanced features within the application.

We are engaged in the monetization of mobile application software or “Apps” through four revenue generating platforms: (i) development of customized Apps for third parties to monetize their particular intellectual property, persona or brand, (ii) incubation of Apps in partnership with third parties, (iii) sale of advertising and sponsorship opportunities directly to brands via mobile advertising networks and (iv) acquisition of Apps from other developers and use of a proprietary application programming interface, or API, to make Apps recommendations for our user base.

Marketing

Awareness of the services, competitive advantages and revenue potential that we are able to provide through our mobile applications, is expected to be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, product reviews, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Company Website – We believe that using the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our upcoming apps as well as industry related information regarding new technology and device updates. We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide more detailed information regarding our apps designs and features. We have not yet recognized revenues from the website nor is there any indication that we ever will recognize direct revenues from our website.

App Landing Page- Apart from the app page within the app store, a dedicated website for our application is necessary to harness the potential of search engines. Apart from the major ASO factors, search engines and SEO can also be used as a potential route to app discovery. If our app gathers enough traction and momentum, it will attract positive ratings and would rank better for a relevant search query in the app stores as well.

Integration into our clients’ existing advertising and marketing strategies to further our launch plan.

We will focus a significant portion of our marketing and public relations efforts towards soliciting corporations or organizations to use our Hotchek mobile application within their online advertising and marketing campaigns.

We anticipate expansive growth of our subscriber base as enlisted enterprises reach out to their customers or end users to download and use our mobile application as a means to completing their interactive survey or questionnaire. We will focus its sales and promotional efforts towards organizations that have a high business to consumer component and want to deliver their brand via the mobile application space but do so in a more cost effective and time efficient manner. Focused efforts will be placed on entities with large established contact lists that are seeking innovative ways to engage their customers or end users.

Our eventual aim is to have a large enough subscriber base to attract integrated advertising revenue from big brand companies.

Customers

We are focused on several commercial enterprise markets.

For commercial use of our applications, a typical customer would include;

•         Travel Agencies

•         Model/Talent Agencies

•         Product retailer

•         Service providers

•         Bars & Restaurants

•         Film Industry

•         Auto Dealers

•         Music Industry

We plan to identify and address additional target categories and industries for our products based on market research and feedback from our customers.

Competition

The app development market is very competitive, with many companies developing apps worldwide.

There are many companies who compete directly with our products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

The business in which we operate is highly competitive.  Continued evolution in the industry, as well as technological advancements, is opening up the market to increased competition.  Other key competitive factors include: industry consolidation; price; availability of financing; product and system performance; product quality, availability and warranty; the quality and availability of service; company reputation; and time-to-market.

Intellectual Property, Proprietary Rights, Patents and Trademarks

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name or our mobile applications at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government and Industry Regulation

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. We will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability we incur.

Employees and Employment Agreements

With the majority of our back office operational costs outsourced and variable, we are able to maintain a small employee base focused on income producing activities. Currently, we have one employee, which is our sole officer and director.

We currently do not have any employment agreements with our officers or directors.

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months will be approximately $105,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Offering expenses	Current	$20,000
Legal and accounting fees	12 months	$25,000
Product Development	12 months	$25,000
Website Development	12 months	$10,000
Sales and Marketing	12 months	$25,000
Working Capital*	12 months	$20,000
Total		$105,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Our cash position of $15,000 as at the date of this prospectus will be used for formation activities and to pay for the expenses associated with this offering.  If we are not able to raise the full $105,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the development of our website, product development and sales and marketing activities.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Offering Expenses

Our offering expenses include the funds necessary to form the company and to pay our legal and accounting fees. We estimate these expenses at $20,000 and will be funded through the money we have raised from the sale of common stock to our officer and director prior to this offering.

Legal and Accounting

Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  We estimate that these expenses will be $25,000 in the next twelve months.

Product Development

We currently have one application (Hotchek) in our portfolio.  Hotchek is a multi-use customizable application designed to enable users to easily engage their network audience with the use of highly interactive polls and surveys. Hotchek is currently in its final stages of development. We expect to complete Hotchek and ready it for commercial sale by summer 2015.

In order to complete the development of our Hotchek application, we expect to spend around $25,000 on additional testing and software engineering.  We intend to source this work to third party consultants and this project will be spearheaded by our officer and director.

If we are not able to raise the entire $105,000 in this offering, we intend to scale back product development as set forth in the “Use of Proceeds” section of this Prospectus.

Website Development

We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide more detailed information regarding our apps designs and features.  This will cost us around $10,000.  We intend to source this work to third party consultants and this project will be spearheaded by our officer and director.

If we are not able to raise the entire $105,000 in this offering, we intend to scale back website development as set forth in the “Use of Proceeds” section of this Prospectus.

Sales and Marketing

We intend to implement a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, product reviews, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

We expect to spend around $25,000 on these efforts.  We intend to source this work to third party consultants and this project will be spearheaded by our officer and director.

If we are not able to raise the entire $105,000 in this offering, we intend to scale back sales and marketing efforts as set forth in the “Use of Proceeds” section of this Prospectus.

Results of Operations for the Period from Inception to November 30, 2014

Revenues

We have not earned any revenues from inception to November 30, 2014. We do not expect to achieve revenues until we are able to complete the development of our applications and sell them in the market.

Operating Expenses

Operating expenses were $5,000 for the period from inception to November 30, 2014. Our operating expenses for this period consisted of formation and general and administrative expenes.

We expect our operating expenses to increase in 2014 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We recorded a net loss of $5,000 for the period from inception to November 30, 2014.

Liquidity and Capital Resources

As of November 30, 2014, we had total current assets of $15,000 and total current liabilities of $0. We had working capital of $15,000 as of November 30, 2014.

Operating activities used $5,000 in cash for period from inception to November 30, 2014. Our net loss of $5,000 was the sole component of our negative operating cash flow.

Cash flows provided by financing activities during period from inception to November 30, 2014 amounted to $20,000 from the proceeds of sales of our common stock.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off-Balance Sheet Arrangements

As of November 30, 2014, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had no revenues for the period from inception to November 30, 2014. We have negative working capital, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Emerging Growth Company Status

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

▪  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

▪  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we  become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934,  which would occur if the market value of our ordinary shares that is held by  non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in  non-convertible  debt during the preceding three year period.  Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year on November 30, 2014 or in any presently proposed transaction which, in either case, has or will materially affect us.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for period from inception to November 30, 2014.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Jose Armando Acosta Crespo	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2014	0	0	0	0	0	0	0	0

Narrative to Compensation Table

Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)

L Jose Armando Acosta Crespo	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of our Common Stock as of November 30, 2014, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of our company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is 670 Du Fort Avenue, Henderson, NV 89002.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Common Stock (2)
Common	Jose Armando Acosta Crespo	20,000,000	100%
	Officers and Directors as a Group	20,000,000	100%
	5% Shareholders
	None

(1)     As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)     The above table is based on current outstanding shares of 20,000,000 as of December 30, 2014.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

Our audited financial statements as of November 30, 2014 and for the period from September 8, 2014 (inception) through November 30, 2014 are presented as follows:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders Devago, Inc.

We have audited the accompanying balance sheet of Devago, Inc. as of November 30, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period September 8, 2014 (Inception) to November 30, 2014. Devago, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Devago, Inc. as of November 30, 2014, the results of their operations, and their cash flows, for the period September 8, 2014 (Inception) to November 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
December 30, 2014

DEVAGO INC.

Balance Sheet

November 30, 2014

ASSETS

Current Assets
Cash and cash equivalents	$15,000
Total Current Assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Stockholders’ Equity

Preferred stock, $0.00001 par value, 100,000,000 shares authorized; no shares issued and outstanding	$-
Common stock, $0.00001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	200
Additional paid-in capital	19,800
Accumulated deficit	(5,000)

Total Stockholders’ Equity	15,000

Total Liabilities and Stockholders’ Equity	$15,000

The accompanying notes are an integral part of these financial statements.

DEVAGO INC.

Statement of Operations

For the Period From September 8, 2014 (Inception) to November 30, 2014

Operating Expenses
General and administrative	$5,000

Total Operating Expenses	5,000

Net Loss	$(5,000)

Net Loss Per Common Share - Basic and Diluted	$(0.00)

Weighted Average Common Shares Outstanding - Basic and Diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

DEVAGO INC.

Statement of Changes in Stockholders’ Equity

For the period from September 8, 2014 (Inception) through November 30, 2014

			Additional
	Common stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - September 8, 2014 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	20,000,000	200	19,800	-	20,000

Net loss	-	-	-	(5,000)	(5,000)

Balance - November 30, 2014	20,000,000	$200	$19,800	$(5,000)	$15,000

The accompanying notes are an integral part of these financial statements.

DEVAGO INC.

Statement of Cash Flows

For the Period From September 8, 2014 (Date of Inception) to November 30,
2014

Cash Flows from Operating Activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used
in operating activities:
Cash used in operating activities	(5,000)

Cash Flows From Financing Activities
Proceeds from the sale of common stock for cash	20,000
Cash provided by financing activities	20,000

Net change in cash	15,000

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, End of Period	$15,000

Supplementary Cash Flows Information
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

DEVAGO INC.

Notes to the Financial Statements

NOTE 1.           NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

DEVAGO INC. (“we”, “us”, “our” or the “Company”) was formed on September 8, 2014 in Nevada.  We are a start-up stage company and engaged in the creation of mobile software applications “Apps.” Our strategic initiative includes developing and marketing our current mobile application, as well as expanding our mobile application portfolio through the acquisition of third party mobile applications and mobile application development companies.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize it assets and discharge its liabilities in the normal course of business.  As of November 30, 2014, the Company has incurred losses totaling $5,000 since inception, has not yet generated revenue from operations, and will require additional funds to maintain our operations.   These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through continued financial support from its shareholders and private placements of common stock. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s year end is November 30.

b)      Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)      Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d)      Foreign Currency Transactions

The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency exchange rates.  The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.  Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Revenues and expenses are translated at average rates for the year.  Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

e)      Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

f)       Revenue Recognition

Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended November 30, 2014. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company has not made any sales as at November 30, 2014.

g)      Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At November 30, 2014, the Company has no potentially dilutive securities outstanding.

h)      Stock-Based Compensation

Compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  We did not grant any stock options during the period ended November 30, 2014.

NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i)        Income Taxes

The Company accounts for income taxes using the asset and liability method. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j)        Subsequent Events

The Company’s management reviewed all material events from November 30, 2014 through the issuance date of these financial statements for disclosure consideration.

k)      New Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended November 30, 2014.

NOTE 3.           STOCKHOLDERS’ EQUITY

a)      The Company’s authorized capital consists of 100,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 shares of preferred stock with a par value of $0.00001.

b)      At inception on September 8, 2014, 20,000,000 shares of common stock were issued to the sole director of the Company at $0.00001 per share for cash proceeds of $20,000.

NOTE 4.           INCOME TAXES

The Company is subject to United States federal income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

Income tax benefit computed at the statutory rate	$1,750
Change in valuation allowance	(1,750)
Provision for income taxes	$-

NOTE 4.           INCOME TAXES (continued)

Significant components of the Company’s deferred tax assets and liabilities as at November 30, 2014 after applying enacted corporate income tax rates, are as follows:

Net operating loss carry forwards	$1,750
Less: valuation allowance	(1,750)
Net deferred tax asset	$-

As of November 30, 2014, the Company has unused net operating loss carry-forwards of $5,000 which will begin to expire in 2034. The Company provided a full valuation allowance to the deferred tax asset as of November 30, 2014 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

NOTE 5.         SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after November 30, 2014 and through the date of this filing in accordance with FASB ASC 855, “Subsequent Events”. The Company determined that it does not have any material subsequent events to disclose.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by DEVAGO INC. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12.20
Auditor fees and expenses	8,000
Accounting fees and expenses	5,000
Legal fees and expenses	5,500
Transfer agent fees	1,000
Miscellaneous expenses	1,000
Total	$20,012.20

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15.   RECENT SALES OF SECURITIES

On September 8, 2014, we issued 20,000,000 shares of our common stock to our officer and director at $0.001 for $20,000.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

ITEM 16.   EXHIBITS

Exhibit Number	Exhibit Name
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
5.1	Opinion and Consent of The Doney Law Firm
23.1	Consent of Independent Accountant
23.2	Consent of The Doney Law Firm (Contained in Exhibit 5.1)
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

	a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

	b.	There is no underwriter.

	c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in the Dominican Republic, on December 30, 2014.

DEVAGO INC.

By: /s/ Jose Armando Acosta Crespo

Jose Armando Acosta Crespo

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Jose Armando Acosta Crespo

Jose Armando Acosta Crespo

Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director

Date: December 30, 2014